Exhibit 99.1
HEARTWARE INTERNATIONAL ANNOUNCES PLANNED DEPARTURE OF
CHIEF FINANCIAL OFFICER
— Third Quarter Conference call tomorrow at 8:00 a.m. U.S. E.T. —
Framingham, Mass. and Sydney, Australia, October 27, 2011 — HeartWare International, Inc. (NASDAQ: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, announced today that David McIntyre, Chief Financial Officer and Chief Operating Officer, plans to relocate with his family back to Australia for personal reasons and will be leaving the Company. Mr. McIntyre will continue with his responsibilities for the remainder of this year and will be available throughout 2012 to assist with Australian operations and investor relations as needed.
“David has played a key role in the growth of HeartWare, and his leadership has helped successfully position the Company for expanded global commercialization of our devices,” stated Doug Godshall, President and Chief Executive Officer. “We respect his desire to return to Australia, and move away from a public-company environment in order to focus more attention on family. We are grateful for his many contributions, and wish David and his family well in the future.
“For more than five years, Lauren Farrell, Vice President of Finance, has played an essential role in the management of the finance function and, more broadly, in ensuring the integrity of our financial analysis and reporting,” added Mr. Godshall. “With a deep understanding of our business, Lauren will be an integral part of our transition and we look forward to her continued outstanding stewardship of our financial reporting.”
Third Quarter Results and Conference Call with HeartWare Management
Separately today, HeartWare is announcing financial results for the third quarter ended September 30, 2011, including revenues of $21.3 million, a 54 percent increase from $13.8 million in revenues for the same period of 2010. HeartWare will host a conference call on Friday, October 28, 2011 at 8:00 a.m. U.S. Eastern Daylight Time (11:00 p.m. Australian Eastern Daylight Time, Friday, October 28, 2011) to discuss the Company’s financial results, highlights from the quarter and business outlook.
The call may be accessed by dialing 1-877-941-2068 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the U.S., please dial +1-480-629-9712.
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A live webcast of the call will also be available at the Company’s website (www.heartware.com) by selecting “HeartWare Third Quarter 2011 Conference Call” under the section titled “Corporate Presentations” on the Home Page. A replay of the conference call will be available through the above weblink immediately following completion of the call.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant and destination therapy. For additional information, please visit www.heartware.com.
HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
HEARTWARE, HVAD, MVAD and HeartWare logos are registered trademarks of HeartWare, Inc.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical trials, expected timing of regulatory filings and approvals, research and development activities and changes in executive management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not accept our PMA application or approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A ”Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.
For further information:

Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864

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